Exhibit 99.1

FOXO TECHNOLOGIES INC. DESIGNATES NEW SERIES OF PREFERRED STOCK TO BE USED FOR ACQUISITIONS

WEST PALM BEACH, FLORIDA—June 27, 2025 - (Globenewswire)—FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that it has designated a new series of its preferred stock (Series E Cumulative Redeemable Secured Preferred Stock e (the “Series E Preferred Stock”)) and filed the series’ certificate of designation with the Secretary of State of Delaware. The newly designated series of preferred stock includes: (i) a stated value of $25.00 per share, (ii) a 2.5% per annum cash dividend paid semi-annually, (iii) a 5.0% per annum common stock dividend paid semi-annually, and (iv) a security interest in the stock of the Company’s recently formed acquisition vehicle, FOXO Acquisition Corporation.

Seamus Lagan, CEO of FOXO stated, “We are excited about taking a critical step as FOXO continues to pursue its acquisition strategy and is actively engaged in efforts to close previously announced acquisitions as well as evaluate new opportunities. The newly designated preferred stock will be used as both an acquisition currency and capital raising security. We intend, at the appropriate time, to have the Series E Preferred Stock publicly listed with its own trading symbol. We believe having a funding mechanism that is non-dilutive to common stockholders for the acquisition of attractive businesses gives us an opportunity to increase our net revenues and cash flow to create long-term value for our stockholders.”

This announcement is being made pursuant to and in accordance with Rule 135 promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; and the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151